Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

THE BANK OF NEW YORK	TO THE HOLDERS OF: Corporate Bond-Backed Certificates Series 1998-ADM-1 Class A-1 Certificates CUSIP NUMBER: 21987HAS4

In accordance with the Standard Terms, The Bank of New York,
as trustee submits the following cash basis statement for the period ending:	June 17, 2013

INTEREST ACCOUNT

Balance as of December 17, 2012		$0.00
Schedule Income received on securities		$627,833.00
Unscheduled Income received on securities		$0.00
Interest Received on sale of Securities		$0.00
LESS:
Distribution to Class A-1 Holders	$624,833.00
Trustee Fees	$2,250.00
Fees allocated for third party expenses	$750.00
Balance as of June 17, 2013	Subtotal	$0.00

PRINCIPAL ACCOUNT

Balance as of December 17, 2012		$0.00
Scheduled Principal payment received on securities		$1,657,848.00
Principal received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$1,657,848.00
	Subtotal	$0.00
Balance as of June 17, 2013	Balance	$0.00

UNDERLYING SECURITIES HELD AS OF: June 17, 2013

$65,775,000 6.95% Debentures

due 2097 issued by

Archer-Daniels-Midland Company

CUSIP NUMBER: 039483AP7